UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2018

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 17, 2018, the registrant consummated its business combination (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger dated June 21, 2018, by and among Gores Holdings II, Inc., AM Merger Sub I, Inc., AM Merger Sub II, LLC, Greenlight Holding II Corporation and PE Greenlight Holdings, LLC, as amended on August 23, 2018 by Amendment No. 1 to Agreement and Plan of Merger. In connection with the closing of the Business Combination, the registrant changed its name from Gores Holdings II, Inc. to Verra Mobility Corporation (the “Company”). Immediately after the Business Combination was consummated, shares of the Company’s Class A Common Stock began trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “VRRM.” Additionally, certain warrants to purchase shares of the Company’s Class A Common Stock (the “Warrants”) were listed on Nasdaq under the symbol “VRRMW.”

The listing of the Company’s common stock, which is traded on Nasdaq under the ticker symbol “VRRM,” is not affected by the action described below.

As can commonly occur following a business combination, on December 5, 2018, the Company received a letter from the Listing Qualifications Department of Nasdaq pursuant to Listing Rule IM 5101-2, informing the Company that the Warrants did not meet the minimum 400 round lot holder requirements for initial listing, as set forth in Listing Rule 5515(a)(4).

The Company does not intend to appeal Nasdaq’s determination regarding the Warrants. Accordingly, the Warrants will be scheduled for delisting from Nasdaq and will be suspended at the opening of business on December 14, 2018, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Warrants from listing and registration on Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2018	Verra Mobility Corporation

	By:	/s/ Patricia Chiodo
	Name:	Patricia Chiodo
	Title:	Chief Financial Officer

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